EXHIBIT 99.1

Hub Group, Inc. Announces a Definitive Agreement to Acquire Assets of Interdom Partners

DOWNERS GROVE, IL, June 6, 2007, -- Hub Group (Nasdaq: HUBG) announced today that it has entered into a definitive agreement to acquire the assets of Interdom Partners.  Hub will hold a conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on June 7 to discuss the transaction.

Interdom is a privately held non-asset based Intermodal Marketing Company that specializes in providing 20’ and 40’ container services to international and domestic customers.  Interdom was established in 1987, has approximately 50 employees and is headquartered in Palos Heights, Illinois.  Interdom owns and operates two non-asset based drayage companies in Chicago and Los Angeles with a total of approximately 40 owner operators.  These drayage companies provide services for Interdom and other intermodal customers.  The businesses being acquired generated approximately $90 million in revenue in 2006.

Hub will pay approximately $26 million in cash at closing, which is expected to occur at the end of June.  The purchase price will be subject to adjustment based on Interdom’s retained earnings and working capital at closing.  In addition, the agreement provides for an earn-out for 2007 and 2008, consisting of two cash payments which combined will not exceed $5 million.  The closing is subject to certain customary closing conditions and approvals.

David Yeager, Hub’s CEO, commented, “We are very excited about this strategic acquisition.  We have known Interdom for over 20 years as both a vendor and formidable competitor.  Under the leadership of its founder and president, Rick Rudie, Interdom has developed a market-leading position in the international container segment.   Interdom is a leading provider of third party international services and the acquisition will provide Hub with an entry into this growing market.  Interdom also operates a sizable domestic reload business.   We plan to combine our domestic reload business with Interdom’s to create what we believe will be the largest player in this market.  This combined entity will operate under the Interdom name and will be managed by Mr. Rudie.  Finally, Interdom’s two drayage operations, serving primarily international customers, represent a good fit with our existing Comtrak operations.”  Mr. Yeager closed by saying, “We welcome the Interdom employees and customers and look forward to serving the market with our combined resources.”

CONFERENCE CALL

Hub will hold a conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, June 7, 2007 to discuss the transaction.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.earnings.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (866) 770-7146. The conference call participant code is 14831435. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

ABOUT INTERDOM PARTNERS: Interdom Partners is an Intermodal Marketing Company that specializes in providing rail services to the international and domestic shipping community.  Interdom’s headquarters are in Palos Heights, Illinois.  Interdom’s web address is www.interdompartners.com.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2006 and the report on Form 10-Q for the period ended March 31, 2007.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214